SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

March 30, 2012

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-33228	20-0065053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231

 (Address of Principal Executive Offices)

214-221-4610

Registrant's telephone number, including area code

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Compensatory Arrangements of Certain Officers.

On March 30, 2012, the compensation committee (the “Compensation Committee”) of the Board of Directors (the "Board") of Zion Oil & Gas, Inc. (the "Company") approved the grant of an option under the Company’s 2011 Equity Incentive Plan (the “2011 Plan”) to John M. Brown, the Company’s Executive Chairman of the Board to purchase up to 20,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The option, exercisable through January 31, 2020 at a per share exercise price of $0.01, vests on a quarterly basis in equal installments of 5,000 shares at the end of each of four consecutive quarters, beginning with the quarter ended March 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 5, 2012

Zion Oil and Gas, Inc.

By:	/s/ Richard J. Rinberg
Richard J. Rinberg
Chief Executive Officer